UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 15, 2008
RESOURCES CONNECTION, INC.

Delaware	0-32113	33-0832424
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17101 Armstrong Avenue, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (714) 430-6400
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 15, 2008, the Compensation Committee of the Company’s Board of Directors approved the principal terms of employment agreements (the “Agreements”) for the Company’s Executive Vice Presidents (collectively the “EVPs”) Karen M. Ferguson, EVP and President, North American Operations; Kate W. Duchene, EVP, Human Resources, and Chief Legal Officer; Nathan W. Franke, EVP and Chief Financial Officer; and Anthony Cherbak, EVP and Chief Operating Officer.
The terms of the Agreements will be effective as of August 1, 2008, and shall, unless sooner terminated as provided by the terms of the Agreements, remain in effect through the close of business on August 1, 2011. The Agreements provide for additional one-year extension periods, unless the Company or the EVP provides written notice to the contrary to the other party. The Agreements for Ms. Ferguson, Ms. Duchene and Mr. Cherbak provide that they will have an annual base salary of $318,000. Mr. Franke’s base salary is $300,000. The Agreements also provide that the EVPs shall be entitled to participate in any incentive or bonus plan maintained by the Company with the actual annual bonus to be determined by the Board or the Compensation Committee pursuant to the Company’s bonus program for that year. Upon the occurrence of a Change of Control event, as defined in the Company’s 2004 Performance Incentive Plan, any stock option awards held by the EVPs would automatically and fully vest. During the term of their employment with Resources, the EVPs will generally be eligible to participate in any health and welfare benefit plans, fringe benefits, and paid time off consistent with the benefits provided by the Company to its other senior officers. In the event of any termination of employment due to death or disability, the Agreements provide that the EVPs would be entitled to a pro-rated portion of any annual bonus for the year of employment terminates as well as full vesting of any then-outstanding and otherwise unvested equity awards granted by the Company. In the event that employment is terminated by the Company without “Cause” (as defined in the Agreements) or by the EVP for “Good Reason” (as defined in the Agreements), or in the event that the Company opts not to renew the term of the Agreements, the Agreements provide that the EVP will, subject to entering into a release of claims, be entitled to certain severance benefits. For a Termination by the EVP with “Good Reason” or Termination by the Company without “Cause” the payment equals three and one half times annual base salary rate (without taking into account any bonus component), continued participation in the Company’s group health insurance plans for up to two years, and full vesting of any then-outstanding and otherwise unvested equity awards granted by the Company. If the Company elects not to renew, the payment equals two times annual base salary rate. The Agreements also provide that, in the event of certain change in control events affecting the Company in connection with which the EVP is subject to Federal excise taxes imposed under Section 4999 of the Internal Revenue Code or any similar state taxes, the Company will make a “gross-up” payment to put the EVP in the same after-tax position as though any payments received in connection with that event were not subject to such excise taxes. The Agreements also include certain non-compete, non-solicit and confidentiality covenants in favor of the Company.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
10.1      Employment Agreements, dated July 17, 2008, between Kate W. Duchene and Resources Connection, Inc.
10.2      Employment Agreements, dated July 17, 2008, between Nathan W. Franke and Resources Connection, Inc.
10.3      Employment Agreement, dated July 17, 2008, between Anthony Cherbak and Resources Connection, Inc.
10.4      Amended and Revised Employment Agreement, dated July 17, 2008, between Karen M. Ferguson and Resources Connection, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: July 18, 2008
By: /s/ Thomas Christopoul

Thomas Christopoul
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreements, dated July 17, 2008, between Kate W. Duchene and Resources Connection, Inc.

10.2	Employment Agreements, dated July 17, 2008, between Nathan W. Franke and Resources Connection, Inc.

10.3	Employment Agreement, dated July 17, 2008, between Anthony Cherbak and Resources Connection, Inc.

10.4	Amended and Revised Employment Agreement, dated July 17, 2008, between Karen M. Ferguson and Resources Connection, Inc.